WELLS FARGO BANK WISCONSIN, N.A.
9fl WEST MAIN STREET
STOUGHTON, WI 53589-0119
                                                                  Page 1      93
                                                                 Statement Date:
                                                                   July 10, 2001


JORE CORPORATION
DEBTOR IN POSSESSION
1220 W FULTON ST
EDGERTON WI 53534-1004

If you  have  any  questions  about  this  statement  or  your  accounts,  call:
800-236-9000.

Your Accounts at a Glance

  Account    Beginning        Deposits/      Withdrawals/        Ending
  Type       Balance          Credits        Debits              Balance

             4,803.43           0.00         -2,407.56          2,395.87
News from Wells Fargo

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BUSINESS CREDIT WITH THE WELLS FARGO BUSINESS SECURED MASTERCARD  ACCOUNT,  THIS
BUSINESS TOOL CAN PROVIDE THE FIRST STEP TOWARD OBTAINING BUSINESS LOANS AND LINES OF CREDIT WITH WELLS FARGO, ASK YOUR BANKER ABOUT THE WELLS FARGO BUSINESS SECURED MASTERCARD ACCOUNT OR CALL 1-800-35-WELLS (1-800-359-3557) EXT 535 TODAY.

Low Activity Business Checking 201-5068521

     Jun 08 Beginning Balance                                           4,803.43

     Jul 10 Ending Balance                                              2,395.87

     Withdrawals and Debits

     Date               Transaction Detail                                Amount

     Jul lO             Checks Returned With Statement Fee                 -2.00

     Jul 10             Monthly Service Fee Checks Paid                    -3.00

Check# Date      Amount    Check#  Date       Amount    Check#  Date    Amount
  093  Jun 13     35.62      098   Jun 14     361.15    1003*   Jun 26  152.00
  095* Jun 14    166.45      099   Jun 15     200.00    1004    Jun 27  250.00
  096  Jun 19    119.59      100   Jun 20     627.60
  097  Jun 15    101.47     1000*  Jun 22     388.68

* Gap in Check Sequence

 Daily Balance Summary
 Date          Balance     Date            Balance      Date            Balance
 Jun 08       4,803.43     Jun 19          3,819.15     Jun 27          2,400.87
 Jun 13       4,767.81     Jun 20          3,191.55     Jul 10          2,395.87
 Jun 14       4,240.21     Jun 22          2,802.87
 Jun 15       3,938.74     Jun 26          2,650.87

Thank you for banking with Wells Fargo.